Exhibit 99.3

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Spin-Off of Veoneer

On June 29, 2018 (the “Distribution Date”), Autoliv, Inc. (the “Company” or “Autoliv”) completed the spin-off of its Electronics business, Veoneer Inc. (“Veoneer”), through the distribution to its stockholders (the “Spin-Off”) of all of the outstanding shares of common stock of Veoneer. On June 29, 2018, each of the Company’s stockholders of record as of the close of business on June 12, 2018 (the “Record Date”), received one share of common stock of Veoneer for every one share of common stock of Autoliv held at the close of business on the Record Date. Holders of Autoliv’s Swedish Depository Receipts (SDRs) representing shares of Autoliv’s common stock received one Veoneer SDR for every one Autoliv SDR held as of the applicable record date. Veoneer is now an independent public company, trading under the symbol “VNE” on the New York Stock Exchange.

After the Distribution Date, the Company does not beneficially own any shares of common stock of Veoneer and will no longer consolidate Veoneer within its financial results. Beginning in the second quarter of fiscal year 2018, Veoneer’s historical financial results for periods prior to the Distribution Date will be reflected in the Company’s consolidated financial statements as a discontinued operation (the “Veoneer Discontinued Operations”).

Unaudited Pro Forma Consolidated Financial Information

The following unaudited Pro Forma Consolidated Statements of Income of Autoliv for the three months ended March 31, 2018 and for the years ended December 31, 2017, 2016, and 2015 are presented as if the Spin-Off had occurred as of January 1, 2015 in that they reflect the reclassification of Veoneer as Discontinued Operations for all periods presented. Pro forma adjustments included in the unaudited Pro Forma Consolidated Statements of Income for the three months ended March 31, 2018 and for the year ended December 31, 2017 give effect to the Spin-Off and related events as if they had occurred as of January 1, 2017. The following unaudited Pro Forma Condensed Consolidated Balance Sheets of Autoliv as of March 31, 2018 is presented as if the Spin-Off occurred on March 31, 2018.

The unaudited Pro Forma Consolidated Financial Statements are presented based on information currently available including certain assumptions and estimates. They are intended for informational purposes only, and do not purport to represent what the Company’s financial position and operating results would have been had the Spin-Off and related events occurred on the dates indicated above, or to project Autoliv’s financial position or results of operations for any future date or period. Furthermore, they do not reflect all actions that may be undertaken by the Company after the Spin-Off and disposition of Veoneer.

The unaudited Pro Forma Consolidated Financial Statements and the accompanying notes should be read in conjunction with:

•	The audited Consolidated Financial Statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Autoliv’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017; and

•	The unaudited Condensed Consolidated Financial Statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Autoliv’s Quarterly Report on Form 10-Q for the three months ended March 31, 2018; and

•	Veoneer’s audited annual and unaudited Interim Combined Financial Statements and accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Exhibit 99.1 to this document and Exhibit 99.1 to Veoneer’s Registration Statement on Form 10 first filed with the SEC on April 26, 2018 and declared effective on June 8, 2018.

In the enclosed unaudited Pro Forma Consolidated Statements of Income and unaudited Pro Forma Condensed Consolidated Balance Sheets, the amounts reflected in the columns presented are described below:

Historical Autoliv

This column reflects Autoliv’s historical financial statements for the periods presented and does not reflect any adjustments related to the Spin-Off and related events. The historical Autoliv Consolidated Balance Sheet as of March 31, 2018 and the Consolidated Statement of Income for the three months ended March 31, 2018 were derived from the Company’s unaudited Interim Consolidated Financial Statements included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018. The historical Autoliv Consolidated Statements of Net Income for each of the years ended December 31, 2017, 2016 and 2015, were derived from the Company’s audited Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 2017.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Veoneer Discontinued Operations

The unaudited pro forma financial information related to the Veoneer Discontinued Operations has been prepared in accordance with the discontinued operations guidance in Accounting Standards Codification 205, “Financial Statement Presentation” and therefore does not reflect what Autoliv’s or Veoneer’s results of operations would have been on a stand-alone basis and are not necessarily indicative of Autoliv’s or Veoneer’s future results of operations. Discontinued Operations does not include any allocation of general corporate overhead expenses of Autoliv to Veoneer. The information in the Veoneer Discontinued Operations column in the unaudited Pro Forma Consolidated Statements of Income was prepared based on the Autoliv’s interim unaudited and annual audited financial statements and only include costs that are directly attributable to the operating results of Veoneer.

The Company believes that the adjustments included within Veoneer Discontinued Operations column of the unaudited Pro Forma Consolidated Financial Statements are consistent with the guidance for discontinued operations in accordance with U.S. GAAP. The Company’s current estimates on a discontinued operations basis are preliminary and could change as the Company finalizes the accounting for the discontinued operations to be reported in the Annual Report on Form 10-K for the year ending December 31, 2018.

Pro Forma Adjustments

The information in the “Pro Forma Adjustments” columns in the unaudited Pro Forma Consolidated Statements of Income and the unaudited Pro Forma Condensed Consolidated Balance Sheets reflect additional pro forma adjustments which are further described in the accompanying notes. The Pro Forma Adjustments are based on available information and assumptions that the Company’s management believes are reasonable, that reflect the impact of events directly attributable to the Spin-Off that are factually supportable, and for purposes of the Pro Forma Statements of Income, are expected to have a continuing impact on the Company. The Pro Forma Adjustments do not reflect future events that may occur after the Spin-Off.

Autoliv, Inc.

Pro Forma Consolidated Statements of Income (Unaudited)

Three Months Ended March 31, 2018

(U.S. DOLLARS IN MILLIONS)

		Veoneer				Pro Forma Autoliv
		Discontinued	Pro Forma			Continuing
	Historical Autoliv	Operations	Adjustments			Operations
Net sales	$2,812.8	$(594.3)	$22.4	(A	)	$2,240.9
Cost of sales	(2,233.6)	474.9	(22.4)	(A	)	(1,781.1)

Gross profit	579.2	(119.4)	—			459.8
Selling, general and administrative expenses	(126.8)	25.7	—			(101.1)
Research, development and engineering expenses, net	(213.7)	105.2	—			(108.5)
Amortization of intangibles	(8.1)	5.3	—			(2.8)
Other expense, net	(5.2)	0.7	—			(4.5)

Operating income	225.4	17.5	—			242.9
Income from equity method investments	(12.7)	14.0	—			1.3
Interest income	1.7	—	—			1.7
Interest expense	(13.7)	0.1	(1.4)	(B	)	(15.0)
Other non-operating items, net	(3.8)	(0.1)	—			(3.9)

Income before income taxes	196.9	31.5	(1.4)			227.0
Income tax expense	(74.5)	4.7	0.3	(C	)	(69.5)

Net income	122.4	36.2	(1.1)			157.5
Less: Net income attributable to non-controlling interest	(4.3)	4.7	—			0.4

Net income attributable to controlling interest	$126.7	$31.5	$(1.1)			$157.1

Earnings per common share
Basic	$1.46					$1.81
Diluted	$1.45					$1.80

Weighted-average number of shares
Basic	87.0					87.0
Diluted	87.3					87.3

Autoliv, Inc.

Pro Forma Consolidated Statements of Income (Unaudited)

Year Ended December 31, 2017

(U.S. DOLLARS IN MILLIONS)

	Historical Autoliv	Veoneer Discontinued Operations	Pro Forma Adjustments		Pro Forma Autoliv Continuing Operations
Net sales	$10,382.6	$(2,322.2)	$76.4	(A)	$8,136.8
Cost of sales	(8,233.6)	1,843.8	(76.4)	(A)	(6,466.2)

Gross profit	2,149.0	(478.4)	—		1,670.6
Selling, general and administrative expenses	(489.7)	83.1	—		(406.6)
Research, development and engineering expenses, net	(740.9)	370.3	—		(370.6)
Goodwill, impairment charge	(234.2)	234.2	—		—
Amortization of intangibles	(47.0)	35.8	—		(11.2)
Other expense, net	(31.9)	0.2	—		(31.7)

Operating income	605.3	245.2	—		850.5
Income from equity method investments	(29.0)	30.7	—		1.7
Interest income	7.4	—	—		7.4
Interest expense	(61.2)	0.1	(5.4)	(B)	(66.5)
Other non-operating items, net	(16.0)	0.8	—		(15.2)

Income before income taxes	506.5	276.8	(5.4)		777.9
Income tax expense	(203.5)	(0.9)	2.0	(C)	(202.4)

Net income	303.0	275.9	(3.4)		575.5
Less: Net income attributable to non-controlling interest	(124.1)	126.1	—		2.0

Net income attributable to controlling interest	$427.1	$149.8	$(3.4)		$573.5

Earnings per common share
Basic	$4.88				$6.55
Diluted	$4.87				$6.54

Weighted-average number of shares
Basic	87.5				87.5
Diluted	87.7				87.7

Autoliv, Inc.

Pro Forma Consolidated Statements of Income (Unaudited)

Year Ended December 31, 2016

(U.S. DOLLARS IN MILLIONS)

	Historical Autoliv	Veoneer Discontinued Operations	Pro Forma Adjustments		Pro Forma Autoliv Continuing Operations
Net sales	$10,073.6	$(2,218.3)	$66.3	(A)	$7,921.6
Cost of sales	(8,016.6)	1,780.1	(66.3)	(A)	(6,302.8)

Gross profit	2,057.0	(438.2)	—		1,618.8
Selling, general and administrative expenses	(476.1)	81.7	—		(394.4)
Research, development and engineering expenses, net	(651.0)	293.7	—		(357.3)
Amortization of intangibles	(43.7)	33.2	—		(10.5)
Other expense, net	(38.5)	3.7	—		(34.8)

Operating income	847.7	(25.9)	—		821.8
Income from equity method investments	2.6	—	—		2.6
Interest income	4.5	—	—		4.5
Interest expense	(62.4)	0.2	—		(62.2)
Other non-operating items, net	11.4	(3.1)	—		8.3

Income before income taxes	803.8	(28.8)	—		775.0
Income tax expense	(242.2)	17.9	—		(224.3)

Net income	561.6	(10.9)	—		550.7
Less: Net income attributable to non-controlling interest	(5.5)	7.0	—		1.5

Net income attributable to controlling interest	$567.1	$(17.9)	$—		$549.2

Earnings per common share
Basic	$6.43				$6.23
Diluted	$6.42				$6.21

Weighted-average number of shares
Basic	88.2				88.2
Diluted	88.4				88.4

Autoliv, Inc.

Pro Forma Consolidated Statements of Income (Unaudited)

Year Ended December 31, 2015

(U.S. DOLLARS IN MILLIONS)

	Historical Autoliv	Veoneer Discontinued Operations	Pro Forma Adjustments		Pro Forma Autoliv Continuing Operations
Net sales	$9,169.6	$(1,588.6)	$54.9	(A)	$7,635.9
Cost of sales	(7,325.5)	1,296.4	(54.9)	(A)	(6,084.0)

Gross profit	1,844.1	(292.2)	—		1,551.9
Selling, general and administrative expenses	(411.5)	47.0	—		(364.5)
Research, development and engineering expenses, net	(523.8)	211.3	—		(312.5)
Amortization of intangibles	(19.6)	8.8	—		(10.8)
Other expense, net	(161.4)	(5.8)	—		(167.2)

Operating income	727.8	(30.9)	—		696.9
Income from equity method investments	4.7	—	—		4.7
Interest income	2.7	—	—		2.7
Interest expense	(65.1)	0.3	—		(64.8)
Other non-operating items, net	5.6	(0.8)	—		4.8

Income before income taxes	675.7	(31.4)	—		644.3
Income tax expense	(218.2)	7.2	—		(211.0)

Net income	457.5	(24.2)	—		433.3
Less: Net income attributable to non-controlling interest	0.7	—	—		0.7

Net income attributable to controlling interest	$456.8	$(24.2)	$—		$432.6

Earnings per common share
Basic	$5.18				$4.90
Diluted	$5.17				$4.89

Weighted-average number of shares
Basic	88.2				88.2
Diluted	88.4				88.4

Autoliv, Inc.

Pro Forma Condensed Consolidated Balance Sheets (Unaudited)

As of March 31, 2018

(U.S. DOLLARS IN MILLIONS)

	Historical Autoliv	Veoneer Discontinued Operations	Pro Forma Adjustments		Pro Forma Autoliv Continuing Operations
Assets
Cash and cash equivalents	$793.9	$—	$(421.5)	(D)	$372.4
Receivables, net	2,406.0	(510.9)	—		1,895.1
Inventories, net	865.0	(160.7)	—		704.3
Other current assets	277.0	(27.5)	—		249.5

Total current assets	4,341.9	(699.1)	(421.5)		3,221.3
Property, plant and equipment, net	2,074.5	(398.1)	—		1,676.4
Investments and other non-current assets	608.4	(256.4)	—		352.0
Goodwill	1,691.5	(291.5)	—		1,400.0
Intangible assets, net	161.8	(121.1)	—		40.7

Total assets	$8,878.1	$(1,766.2)	$(421.5)		$6,690.4

Liabilities and equity
Short-term debt	$84.0	$(23.8)	$—		$60.2
Accounts payable	1,305.2	(334.6)	—		970.6
Accrued expenses	1,076.8	(195.1)	62.0	(E)	943.7
Other current liabilities	343.5	(56.8)	—		286.7

Total current liabilities	$2,809.5	$(610.3)	$62.0		$2,261.2

Long term debt	$1,325.2	$(15.0)	$578.5	(D)	$1,888.7
Pension liability	231.3	(19.8)	—		211.5
Other non-current liabilities	170.1	(20.4)	—		149.7

Total non-current liabilities	$1,726.6	$(55.2)	$578.5		$2,249.9

Commitments and contingencies
Equity
Common Stock	102.8	—	—		102.8
Additional Paid-in Capital	1,329.3	—	—		1,329.3
Retained Earnings	4,165.2	(979.4)	(1,062.0)	(D),(E)	2,123.8
Accumulated other comprehensive loss	(211.0)	(0.8)	—		(211.8)
Treasury Stock	(1,180.1)	—	—		(1,180.1)

Total equity	4,206.2	(980.2)	(1,062.0)		2,164.0
Non-controlling interest	135.8	(120.5)	—		15.3

Total equity	4,342.0	(1,100.7)	(1,062.0)		2,179.3

Total liabilities and equity	$8,878.1	$(1,766.2)	$(421.5)		$6,690.4

NOTES TO PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited Pro Forma Consolidated Statements of Income for the three months ended March 31, 2018 and for the year ended December 31, 2017 and the unaudited Pro Forma Condensed Consolidated Balance Sheets as of March 31, 2018, include the following pro forma adjustments:

(A)	Reflects adjustments for intercompany transactions, between Autoliv’s historical segments, Passive Safety and Electronics, which will no longer be eliminated in consolidation subsequent to the Spin-Off.

(B)	Represents the expected increase in interest expense of $1.4 million and $5.4 million for the three months ended March 31, 2018 and the year ended December 31, 2017, respectively, assuming the Eurobond offering occurred as of January 1, 2017. The interest adjustment, including amortization of debt issuance costs and bond discount, is based on an estimated effective annual interest rate of approximately 0.94%.

(C)	Represents the tax impact associated with the pro forma adjustments at the applicable statutory income tax rates in effect in the respective tax jurisdictions during the periods presented.

(D)	In connection with the Spin-Off, Autoliv has obtained €500 million in debt financing through a Eurobond offering translated to $578.5 million (net of estimated debt issuance costs of $2.6 million and bond discount of $2.8 million) based on the Euro to USD exchange rate on June 26, 2018, the debt issuance date. After consideration of the cash contribution to Veoneer of $1,000 million that was made subsequent to March 31, 2018, the Autoliv pro forma cash and cash equivalents balance is approximately $372 million.

(E)	Subsequent to March 31, 2018, Autoliv anticipates it will incur additional one-time separation costs to complete the Spin-Off. These costs primarily relate to non-recurring professional fees associated with regulatory filings and separation activities within finance, legal and information system functions. As such, a pro forma accrual of approximately $62 million has been reflected in the unaudited Pro Forma Condensed Consolidated Balance Sheets. The company expects a majority of the spin-off costs to be incurred in 2018.